Exhibit 99.1

CONSENT OF MILESTONE ADVISORS, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of The Private Bank of California (the “Company”) as an Annex to the Proxy Statement/Registration Statement relating to the proposed merger of the Company with a subsidiary of First PacTrust Bancorp, Inc. (“PacTrust”), contained in PacTrust’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Newport Beach, California

April  10, 2013